Exhibit 24

POWER OF ATTORNEY

(For Executing Form ID and Forms 3, 4 and 5)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Amy Trombly of Sonoma Pharmaceuticals, Inc. (the "Company") the undersigned's true and lawful attorney-in-fact and agent to:

(1)  Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form ID, Uniform Application for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder;

(2)  Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Exchange Act and the rules thereunder in the undersigned's capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of the Company; and

(3)    Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4 or 5 (including amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, or such attorney-in-fact's substitute or substitutes, in serving in such capacity at the request of the undersigned, is not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorney-in-fact or (c) until such attorney-in-fact is no longer employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Signature: /s/ Vanessa Jacoby

Printed Name: Vanessa Jacoby

Date: January 20, 2026